                                                                  Exhibit 99.1.5

                         MERCER MUTUAL INSURANCE COMPANY

                                       AND

                          MERCER INSURANCE GROUP, INC.



                        PRO FORMA APPRAISAL UPDATE REPORT

                            JOINT PLAN OF CONVERSION

                        FROM MUTUAL TO STOCK ORGANIZATION

                                 AUGUST 15, 2003

                                                           607 Washington Street
                                                                   P.O. Box 1497
                                                               Reading, PA 19603

                                                            Phone (610) 478-2102
                                                        Email egh@go2griffin.com
                                                              Fax (610) 371-7377

                                 August 15, 2003

Board of Directors
Mercer Mutual Insurance Company
c/o Mr. Andrew R. Speaker
President & Chief Executive Officer
10 North Highway 31
Pennington, New Jersey 08534

Directors:

      You have requested that Griffin Financial Group, LLC ("Griffin") update our independent appraisal (the "Appraisal") of the estimated pro forma market value Mercer Mutual Insurance Group (the "Company" or "Mercer") as a subsidiary of Mercer Insurance Group, Inc. (the "Corporation"), Pennington, New Jersey, a newly organized Pennsylvania corporation. The Corporation is to offer common stock ("Common Stock") consistent with our estimate of the pro forma market value of the Company. Such shares of Common Stock are to be issued in connection with the Company's conversion from a Pennsylvania mutual insurance company to a stock insurance company (the "Reorganization") in accordance with the Company's "Amended and Restated Plan of Conversion from Mutual to Stock Organization" as adopted on December 13, 2002 as amended and restated on March 19, 2003 and April 15, 2003 (the "Plan") and as filed on April 30, 2003 with the Insurance Department of the State of Pennsylvania (he "Insurance Department"). Griffin's Appraisal as of January 2, 2003 and its updated Appraisals as of March 31, 2003 and May 30, 2003 are incorporated herein by reference.

      This Updated Appraisal was prepared and provided to the Company in conjunction with the filing of the amended Application for Conversion as filed with the Insurance Department and the Registration Statement on Form S-1 with the Securities and Exchange Commission (the "SEC"). Griffin believes it is independent of the Company. Except for the fee which it will receive for providing this appraisal and for serving as an independent financial advisor to the Company, neither Griffin nor the Company have an economic interest in each other and neither has derived and does not anticipate deriving gross revenues of a material amount from business relationships with each other, directly or indirectly.

Board of Directors
Mercer Mutual Insurance Company
August 15, 2003
Page 2

      Griffin is an investment banking firm recognized for its expertise in the financial services industry. Griffin, as part of its investment banking business, from time to time engages in the evaluation of businesses in the financial services segment in connection with mergers and acquisitions. Griffin's investment banking services include mergers and acquisitions advisory services, fairness opinions, capital planning and mutual to stock conversion advisory service.

      Griffin has relied upon, without independent verification, the accuracy and completeness of the information provided to, and reviewed by, it for the purposes of this Appraisal update. Griffin has not made an independent evaluation or valuation of the assets or liabilities of the Company. With respect to financial estimates and projections, Griffin assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and Griffin assumed such projections will be realized in the amounts and at the times contemplated thereby. We are not actuaries nor have we made an assessment of the underwriting risk of the policies in force at the Company. We have assumed that the reserves established by the Company are adequate to meet future losses. The Appraisal also utilized information obtained from other publicly available sources which Griffin believes to be accurate, however, we cannot attest to the accuracy of such information.

      Concurrent with the preparation of this Appraisal update, Griffin: (i) reviewed a copy of the Corporation's Registration Statement on Form S-1 to be filed with the SEC; (ii) reviewed financial statements and other financial and operating data concerning the Company prepared by its management for the six month and three month periods ended June 30, 2003; (iii) reviewed certain financial information and projections of the Company as prepared by its management; (iv) discussed certain aspects of the past, current and future business practices, operations, financial condition and prospects of the Company with certain senior members of the Company's management; (vi) reviewed the market valuation of common stocks, property/casualty insurance companies, companies which recently converted from mutual to stock organization, and companies having made recent initial public offerings; (vi) compared the Company to other property/casualty companies we deemed appropriate; and (vii) compared the Company to certain publicly available industry averages and aggregates as provided by industry sources Griffin believes to be authoritative.

Board of Directors
Mercer Mutual Insurance Company
August 15, 2003
Page 3

      This Appraisal update is not intended and must not be construed as a recommendation to the Policyholders or any other persons as to the purchase of common stock of the Corporation in the Offering or otherwise. This Appraisal update is based upon a number of assumptions and estimates which may change from time to time and Griffin provides no guarantee, assurance, representations or warranties that any person who purchases shares of the Corporation's common stock in this conversion will subsequently be able to sell such shares of common stock at a price equivalent to the price indicated in this Appraisal update. Griffin is not a seller nor underwriter of securities within the meaning of federal and state securities laws and any opinion or report by Griffin is not meant and shall not be utilized or construed as an offer or solicitation with respect to the purchase or sale of any securities in the Offering.

      This Appraisal will be updated again at the conclusion of the subscription offering, or as requested by the Company. Griffin assumes no responsibility to update the Appraisal at any other time. Any subsequent changes made in the estimated market value of Mercer as a subsidiary of the corporation will be detailed in the appropriate Appraisal update.

      It is our opinion, pursuant to the instructions contained in the Plan that as of August 15, 2003, the estimated pro forma market value of the Mercer as a subsidiary of the Corporation was $49.0 million at the mid-point. Based upon a range 15% above and below the midpoint, the estimated pro forma range was $41.7 million at the minimum and $56.4 million at the maximum.

                                                    Sincerely,


                                                    GRIFFIN FINANCIAL GROUP, LLC

RECENT FINANCIAL PERFORMANCE OF THE COMPANY

      In the first six months of 2003 Mercer continued to increase its premium revenue, but produced a net underwriting loss and experienced a decline in profitability. Direct premiums written increased by 24.2% to $30.5 million from $24.5 million for the six months ended June 30, 2002 and net premiums earned increased by 17.8% to $22.3 million from $19.0 million for the six months ended June 30, 2002. These increases reflect continued growth in Mercer's commercial lines business and firmer pricing. Consistent with Mercer's goal of increasing commercial business, commercial multi-peril direct premiums written, the largest component of commercial lines, increased 46.2% to $9.1 million from $6.2 million in the six months ended June 30, 2002 and net premiums earned for commercial multi-peril increased 30.0% to $5.7 million from $4.3 million in the six months ended June 30, 2002.

      In the six months ended June 30, 2003, Mercer had an underwriting loss of $507,000 and a combined ratio of 102.2% versus an underwriting gain of $843,000 and a combined ratio of 95.6% in the six months ended June 30, 2002. The loss and loss adjustment expense ratio increased from 50.0% in the six months ended June 30, 2002 to 56.9% in the comparable period of 2003. Mercer's management believes that this increase in loss and loss adjustment expense ratio was due to increased loss experience in personal lines. Homeowners loss and loss adjustment expense ratio increased from 71.7% to 77.0% and personal automobile loss and loss adjustment expense ratio increased from 71.5% to 92.4% for the first six months of 2003 versus 2002. The winter of 2003 was one of the coldest in recorded history, with significantly more snow than the winter of 2002. Mercer's management believes that this led to increased losses from frozen pipes, structural collapses, and automobile accidents.

      Net investment income in the six months ended June 30, 2003 decreased $274,000, or 25.0%, compared to the six months ended June 30, 2002, to $821,000, due to declining interest rates. Net realized investment gains increased by $259,000 to $271,000 in the six months ended June 30, 2003.

      Overall, net income decreased 66.9% to $476,000 in the first six months of 2003 compared to the first six months of 2002. As described above, Mercer's management believes that much of this decrease was due to loss expenses stemming from the extraordinarily severe winter of 2003, which have not impaired Mercer's core earnings capacity. In addition, management remains confident that underwriting expenses will moderate in future periods with lower data processing costs and elimination of the New Jersey retaliatory premium tax expense.

      Despite the lower net income, Mercer's book value increased 3.3% during the first six months of 2003. Accordingly, Griffin believes its valuation of Mercer, based primarily on Mercer's book value, should not change because of the decrease in year-over-year net income experienced in the first six months of 2003. As stated in the original Appraisal, Griffin and most financial advisors and investment bankers serving the industry believe that investors in property/casualty insurance company equities generally place more weight on the price to book ratio than on the price to earnings ratio due to the variability of earnings in the property/ casualty industry.

RECENT MARKET CONDITIONS AND COMPARABLE GROUP PERFORMANCE

      Financial condition and performance generally improved for the twelve months ended June 30, 2003 for the members of the Comparable Group. The Group Median Total Assets, Shareholders' Equity and Market Cap had increased 16.07%, 27.83%, and 5.25%, respectively, as of June 30, 2003 compared with September 30, 2002.


                               FINANCIAL CONDITION

                                                     TOTAL                                                POLICY
                                     TOTAL          POLICY        SHAREHOLDERS'   MARKET       EQUITY /  RESERVES /
                                     ASSETS         RESERVES         EQUITY         CAP        ASSETS     EQUITY
                                    ($000S)         ($000S)         ($000S)       ($000S)        (%)        (X)
                                    -------         -------         -------       -------        ---        ---
For the period ending 6/30/03
Group Mean                         1,473,059        840,189        438,122        665,028      30.56       1.97
Group Median                       1,380,164        741,698        416,735        539,381      30.06       1.91

For the period ending 3/31/03
Group Mean                         1,391,479        804,457        412,490        654,469      30.83       1.99
Group Median                       1,259,329        680,840        394,896        549,860      29.85       1.91

For the period ending 12/31/02
Group Mean                         1,333,697        769,721        405,231        597,399      31.32       1.97
Group Median                       1,224,355        661,185        382,732        486,645      29.19       1.88

For the period ending 9/30/02
Group Mean                         1,306,238        755,229        386,481        615,287      30.62       2.08
Group Median                       1,189,119        648,006        308,928        512,500      28.35       2.07

% Change (6/30/03 vs. 9/30/02)

Group Mean                             12.77%         11.25%         13.36%          8.08%     -0.20%     -5.29%
Group Median                           16.07%         14.46%         34.90%          5.25%      6.03%     -7.73%

      The Group Median for ROE increased from 7.18% to 9.40%, while the Combined Ratio decreased from 103.41% to 100.58%.

                             FINANCIAL PERFORMANCE

                                                                                                       POLICY      NET PREMIUMS
                                        LTM              LTM                                          REVENUE/        WRITTEN/
                                       POLICY          COMBINED          LTM             LTM           TOTAL          AVERAGE
                                       REVENUE          RATIO            ROA             ROE          REVENUE          EQUITY
                                       ($000S)           (%)             (%)             (%)            (%)             (X)
For the period ending 6/30/03
Group Mean                             447,509          101.10           2.97            9.50           83.98            1.49
Group Median                           366,297          100.58           2.58            9.40           89.81            1.43

For the period ending 3/31/03
Group Mean                             432,099          101.26           2.61            8.41           85.07            1.51
Group Median                           346,013          100.11           2.27            7.61           90.55            1.48

For the period ending 12/31/02
Group Mean                             413,072          101.81           2.64            8.31           84.46            1.33
Group Median                           322,554          100.19           2.22            7.76           90.12            1.34

For the period ending 9/30/02
Group Mean                             396,866          102.84           2.63            8.09           83.63            1.33
Group Median                           305,126          103.41           2.29            7.18           89.99            1.31

% Change (6/30/03 vs. 9/30/02)
Group Mean                               12.76%         -1.69%          12.93%          17.43%           0.42%          12.03%
Group Median                             20.05%         -2.74%          12.66%          30.92%         -0.20%            9.16%




      The median Price to Revenue and Price to Earnings ratios decreased 16.27% and 11.73%, respectively, while the median Price to Book ratio increased 1.55%. Overall, 11 of the 14 members of the comparable group experienced YTD increases in their stock price through August 15, 2003.

                              MARKET VALUE MEASURES

                                      52 WEEK          PRICE/         PRICE/
                                       PRICE            LTM            LTM             PRICE/
                                       CHANGE          REVENUE       EARNINGS          BOOK
                                        (%)             (X)             (X)             (%)
                                        ---             ---             ---             ---
8/15/03 Pricing
Group Mean                              13.62            1.20          17.25          133.66
Group Median                             6.90            0.79          15.46          125.34

5/30/03 Pricing
Group Mean                              (2.21)           1.23          20.51          135.39
Group Median                            (5.45)           0.88          17.37          128.46

3/31/03 Pricing
Group Mean                              (7.48)           1.18          17.98          127.37
Group Median                            (8.39)           0.89          16.02          122.67

1/02/03 Pricing
Group Mean                               5.24            1.22          17.38          133.62
Group Median                             3.07            0.94          17.52          123.43

% Change (8/15/03 vs. 1/02/03)
Group Mean                                             -1.63%         -0.74%            0.03%
Group Median                                           -16.27%        -11.73%           1.55%




                         RECENT STOCK PRICE PERFORMANCE

                                                                      MARKET PRICE
                                              ----------------------------------------------------------------
                                              8/15/03       5/30/03       3/31/03       1/2/03        % CHANGE
                                              -------       -------       -------       ------        --------
Alfa Corporation                               12.65         12.85         11.61         12.26          3.18
Baldwin & Lyons, Inc.                          24.50         23.20         19.85         19.04         28.68
Commerce Group, Inc.                           36.10         37.40         34.20         37.55         (3.86)
Donegal Group Inc.                             15.50         11.50         10.76         11.11         39.51
EMC Insurance Group Inc.                       19.85         18.87         18.90         17.50         13.43
Erie Indemnity Company                         40.90         40.12         36.11         36.58         11.81
Harleysville Group Inc.                        23.19         24.46         24.95         27.01         (14.14)
Merchants Group, Inc.                          21.83         21.00         22.00         21.90         (0.32)
Midland Company                                21.57         22.60         17.90         18.95         13.83
National Security Group, Inc.                  14.74         13.11         14.06         13.30         10.83
Penn-America Group, Inc.                       11.95         10.80         10.18          9.02         32.48
Philadelphia Consolidated Holding Corp.        40.47         40.95         36.00         36.40         11.18
RLI Corp.                                      32.75         29.58         26.87         27.90         17.38
Selective Insurance Group, Inc.                27.97         26.15         24.54         26.10          7.16

Group Mean                                                                                             12.23
Group Median                                                                                           11.50
Market-weighted Index                                                                                   7.01

                                    [GRAPH]


                                       (2.59)            (4.75)           (6.88)            (3.85)
Date                Date           Comp. Group          SNL P&C           S&P P&C           S&P 500
15-Aug-03         15-Aug-03            107.01            107.54            106.25            108.98
14-Aug-03         14-Aug-03            107.90            107.76            106.30            108.96
13-Aug-03         13-Aug-03            106.76            107.34            105.39            108.25
12-Aug-03         12-Aug-03            106.65            107.86            105.98            108.95
11-Aug-03         11-Aug-03            105.25            107.31            106.02            107.87
 8-Aug-03          8-Aug-03            104.84            106.40            106.71            107.54
 7-Aug-03          7-Aug-03            104.64            105.93            105.81            107.16
 6-Aug-03          6-Aug-03            104.73            105.87            105.87            106.39
 5-Aug-03          5-Aug-03            103.92            105.42            104.96            106.21
 4-Aug-03          4-Aug-03            104.18            105.80            105.89            108.12
 1-Aug-03          1-Aug-03            105.17            106.23            106.61            107.82
31-Jul-03         31-Jul-03            106.52            106.99            107.75            108.94
30-Jul-03         30-Jul-03            105.61            106.61            106.87            108.63
29-Jul-03         29-Jul-03            105.51            106.65            106.55            108.83
28-Jul-03         28-Jul-03            106.24            106.62            107.02            109.62
25-Jul-03         25-Jul-03            106.28            106.32            106.83            109.86
24-Jul-03         24-Jul-03            107.82            105.58            105.13            107.98
23-Jul-03         23-Jul-03            108.20            105.51            105.53            108.75
22-Jul-03         22-Jul-03            109.00            106.56            107.65            108.70
21-Jul-03         21-Jul-03            107.72            106.45            107.58            107.68
18-Jul-03         18-Jul-03            108.76            107.08            108.40            109.27
17-Jul-03         17-Jul-03            108.00            106.89            107.63            108.00
16-Jul-03         16-Jul-03            109.60            107.59            108.31            109.35
15-Jul-03         15-Jul-03            110.40            108.89            109.54            110.05
14-Jul-03         14-Jul-03            110.31            109.25            108.91            110.43
11-Jul-03         11-Jul-03            110.09            108.50            108.50            109.80
10-Jul-03         10-Jul-03            109.44            107.92            108.05            108.76
 9-Jul-03          9-Jul-03            110.21            108.81            110.29            110.25
 8-Jul-03          8-Jul-03            110.37            108.29            110.79            110.87
 7-Jul-03          7-Jul-03            110.44            108.38            110.05            110.49
 3-Jul-03          3-Jul-03            109.08            107.67            108.64            108.43
 2-Jul-03          2-Jul-03            109.53            108.28            109.47            109.32
 1-Jul-03          1-Jul-03            106.93            107.33            108.17            108.06
30-Jun-03         30-Jun-03            105.56            106.44            106.77            107.20
27-Jun-03         27-Jun-03            106.11            107.47            108.58            107.39
26-Jun-03         26-Jun-03            107.26            108.29            109.73            108.45
25-Jun-03         25-Jun-03            106.24            107.77            108.92            107.29
24-Jun-03         24-Jun-03            106.43            108.83            109.74            108.19
23-Jun-03         23-Jun-03            105.38            107.88            108.09            107.99
20-Jun-03         20-Jun-03            106.65            108.41            108.83            109.53
19-Jun-03         19-Jun-03            105.87            108.36            108.52            109.42
18-Jun-03         18-Jun-03            106.14            109.58            110.75            111.12
17-Jun-03         17-Jun-03            106.12            109.69            111.90            111.29
16-Jun-03         16-Jun-03            106.33            109.59            112.11            111.19
13-Jun-03         13-Jun-03            105.65            107.65            109.19            108.75
12-Jun-03         12-Jun-03            105.66            107.07            108.84            109.84
11-Jun-03         11-Jun-03            105.38            106.31            107.97            109.73
10-Jun-03         10-Jun-03            104.97            105.62            106.68            108.34
 9-Jun-03          9-Jun-03            104.23            104.94            105.79            107.36
 6-Jun-03          6-Jun-03            105.48            106.08            107.52            108.66
 5-Jun-03          5-Jun-03            105.44            106.32            107.94            108.92
 4-Jun-03          4-Jun-03            105.54            106.64            107.90            108.49
 3-Jun-03          3-Jun-03            104.98            106.30            107.92            106.88
 2-Jun-03          2-Jun-03            105.26            106.57            109.87            106.38
30-May-03         30-May-03            105.38            106.10            109.06            106.00
29-May-03         29-May-03            104.15            104.70            106.26            104.47
28-May-03         28-May-03            103.81            105.43            106.78            104.86
27-May-03         27-May-03            103.21            105.67            106.37            104.67
23-May-03         23-May-03            101.82            105.06            104.92            102.66
22-May-03         22-May-03            101.83            104.64            104.68            102.51
21-May-03         21-May-03            101.48            104.43            104.88            101.58
20-May-03         20-May-03            101.23            104.67            104.73            101.18
19-May-03         19-May-03            101.69            104.85            105.05            101.29
16-May-03         16-May-03            102.68            105.95            107.03            103.88
15-May-03         15-May-03            103.66            106.02            107.03            104.14
14-May-03         14-May-03            102.91            105.91            106.60            103.33
13-May-03         13-May-03            102.96            105.52            105.61            103.66
12-May-03         12-May-03            102.43            105.95            106.18            103.97
 9-May-03          9-May-03            102.14            104.43            104.47            102.68
 8-May-03          8-May-03            101.14            103.89            103.72            101.24
 7-May-03          7-May-03            102.17            105.39            105.13            102.27
 6-May-03          6-May-03            102.71            105.70            106.16            102.79
 5-May-03          5-May-03            102.16            105.86            106.91            101.93
 2-May-03          2-May-03            103.44            104.77            107.59            102.32
 1-May-03          1-May-03            101.72            103.88            106.56            100.80
30-Apr-03         30-Apr-03            101.60            102.77            104.76            100.87
29-Apr-03         29-Apr-03            101.49            103.09            104.73            100.97
28-Apr-03         28-Apr-03            101.67            103.37            105.03            100.64
25-Apr-03         25-Apr-03            100.40            102.48            103.44             98.88
24-Apr-03         24-Apr-03            101.45            103.70            104.66            100.26
23-Apr-03         23-Apr-03            103.44            105.34            106.80            101.10
22-Apr-03         22-Apr-03            102.90            105.21            106.14            100.26
21-Apr-03         21-Apr-03            101.72            102.00            102.00             98.13
17-Apr-03         17-Apr-03            101.27            101.59            101.60             98.30
16-Apr-03         16-Apr-03             99.79            100.44            100.29             96.80
15-Apr-03         15-Apr-03            100.85            100.03            100.07             98.00
14-Apr-03         14-Apr-03            100.34            100.03             99.52             97.38
11-Apr-03         11-Apr-03             99.04             98.39             97.32             95.52
10-Apr-03         10-Apr-03             99.13             98.31             97.45             95.88
 9-Apr-03          9-Apr-03             98.88             98.12             97.13             95.27
 8-Apr-03          8-Apr-03             99.64             98.14             97.49             96.62
 7-Apr-03          7-Apr-03             99.26             98.10             97.43             96.80
 4-Apr-03          4-Apr-03             99.07             97.96             97.38             96.68
 3-Apr-03          3-Apr-03             98.78             97.01             95.70             96.42
 2-Apr-03          2-Apr-03             98.97             97.60             96.11             96.91
 1-Apr-03          1-Apr-03             97.93             94.45             94.04             94.44
31-Mar-03         31-Mar-03             96.24             92.40             91.89             93.31
28-Mar-03         28-Mar-03             97.03             93.57             92.76             94.99
27-Mar-03         27-Mar-03             97.17             93.60             93.11             95.54
26-Mar-03         26-Mar-03             97.18             93.71             92.66             95.70
25-Mar-03         25-Mar-03             97.62             94.39             93.16             96.23
24-Mar-03         24-Mar-03             97.46             94.29             92.73             95.07
21-Mar-03         21-Mar-03             99.37             96.75             95.73             98.54
20-Mar-03         20-Mar-03             97.52             95.70             93.70             96.35
19-Mar-03         19-Mar-03             97.41             95.25             93.12             96.15
18-Mar-03         18-Mar-03             97.00             94.26             92.08             95.32
17-Mar-03         17-Mar-03             96.72             94.68             91.86             94.91
14-Mar-03         14-Mar-03             94.19             92.88             89.37             91.67
13-Mar-03         13-Mar-03             93.63             92.23             87.52             91.52
12-Mar-03         12-Mar-03             91.95             89.51             83.86             88.47
11-Mar-03         11-Mar-03             92.66             90.46             85.10             88.09
10-Mar-03         10-Mar-03             92.65             91.53             87.35             88.83
 7-Mar-03          7-Mar-03             93.94             91.43             90.22             91.18
 6-Mar-03          6-Mar-03             93.78             90.43             89.66             90.44
 5-Mar-03          5-Mar-03             94.90             90.53             90.36             91.29
 4-Mar-03          4-Mar-03             94.57             90.47             89.32             90.42
 3-Mar-03          3-Mar-03             94.46             90.69             90.43             91.84
28-Feb-03         28-Feb-03             93.83             89.78             90.83             92.53
27-Feb-03         27-Feb-03             94.11             90.22             90.11             92.11
26-Feb-03         26-Feb-03             92.01             89.19             88.24             91.04
25-Feb-03         25-Feb-03             93.93             90.19             89.88             92.25
24-Feb-03         24-Feb-03             93.32             90.30             89.97             91.59
21-Feb-03         21-Feb-03             94.36             90.75             90.93             93.30
20-Feb-03         20-Feb-03             92.34             89.77             89.41             92.09
19-Feb-03         19-Feb-03             92.26             90.66             90.19             92.97
18-Feb-03         18-Feb-03             93.08             90.06             90.77             93.63
14-Feb-03         14-Feb-03             92.32             89.02             90.07             91.84
13-Feb-03         13-Feb-03             91.12             88.89             88.78             89.92
12-Feb-03         12-Feb-03             91.23             89.01             88.49             90.06
11-Feb-03         11-Feb-03             91.99             90.10             89.57             91.22
10-Feb-03         10-Feb-03             92.40             90.19             91.08             91.96
 7-Feb-03          7-Feb-03             90.69             90.01             89.37             91.27
 6-Feb-03          6-Feb-03             91.66             91.28             90.43             92.20
 5-Feb-03          5-Feb-03             92.14             93.60             93.19             92.80
 4-Feb-03          4-Feb-03             93.10             93.36             93.24             94.64
 3-Feb-03          3-Feb-03             93.90             95.88             96.56             94.13
31-Jan-03         31-Jan-03             94.23             95.15             96.15             92.91
30-Jan-03         30-Jan-03             93.31             94.38             94.76             95.09
29-Jan-03         29-Jan-03             95.04             94.89             95.54             94.45
28-Jan-03         28-Jan-03             95.19             94.82             95.48             93.23
27-Jan-03         27-Jan-03             94.85             94.15             94.33             97.61
24-Jan-03         24-Jan-03             95.58             95.29             95.27             96.63
23-Jan-03         23-Jan-03             97.00             97.17             98.32             97.64
22-Jan-03         22-Jan-03             96.46             96.10             97.52             99.20
21-Jan-03         21-Jan-03             96.97             96.60             98.24            100.61
17-Jan-03         17-Jan-03             97.60             97.83             99.20            101.01
16-Jan-03         16-Jan-03             98.35             98.08             99.39            102.49
14-Jan-03         14-Jan-03             99.29             99.93            102.93            101.90
13-Jan-03         13-Jan-03             98.98             99.78            102.10            102.04
 9-Jan-03          9-Jan-03             99.43            100.66            102.62            102.04
 8-Jan-03          8-Jan-03             98.31             99.85            100.57            100.10
 7-Jan-03          7-Jan-03             98.82            100.30            102.17            101.53
 6-Jan-03          6-Jan-03            100.51            100.93            103.08            102.20
 3-Jan-03          3-Jan-03             99.62            100.34            100.40             99.95
 2-Jan-03          2-Jan-03            100.00            100.00            100.00            100.00



      According to a research report dated August 20, 2003, Prudential Securities expects a favorable investment environment for the sector to last another twelve months with both commercial and personal lines markets remaining hard. Standard & Poor's, on the other hand, continues to maintain a moderately negative outlook for the sector, believing that issues of balance sheet integrity and other negative trends including increased reinsurance and loss costs and lower investment income will outweigh the positive effect of the hard market.

CONCLUSION




                            PUBLIC COMPANY ANALYSIS
                            RANGE OF VALUES SUMMARY
                                     ($000s)

VALUATION                                                                                  % CHG FROM
MEASURE                          1/2/03        3/31/03        5/30/03        8/15/03         1/2/03
-------                          ------        -------        -------        -------         ------
Price/Book                       56,761         55,705         62,116         62,199           9.58%

Price/LTM Earnings               39,549         23,584         19,796         14,037         -64.51%
Price/Estimated Earnings             NA         15,543         14,580         12,024             NA
Price/Revenue                    18,721         19,442         21,255         19,841           5.98%


      Despite the decrease in Mercer's year-over-year net income in the first six months of 2003, Griffin believes that Mercer's long-term earnings capacity has not been materially impaired. As demonstrated in the table above, although the value implied by the Price/ LTM Earnings multiple has declined 66% since the date of the original Appraisal, the value implied by the Price/Book multiple has increased 9.58%. Therefore, as of August 15, 2003, it remains Griffin's opinion that the estimated pro forma market value range of Mercer is $41.7 million to $56.4 million, with a midpoint of $49.0 million.

                    PRO FORMA EFFECTS OF CONVERSION PROCEEDS

                              AS OF JUNE 30, 2003

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            MINIMUM           MIDPOINT            MAXIMUM
                                            -------           --------            -------
SHARES OFFERED                             4,165,000          4,900,000          5,635,000
                                           =========          =========          =========
Less ESOP Acquisition                        416,500            490,000            563,500
Additional FMIC Shares                            --                 --            100,000
                                           ---------          ---------          ---------
                                           3,748,500          4,410,000          5,171,500
Price Per Share                            $   10.00          $   10.00          $   10.00
                                           ---------          ---------          ---------
GROSS PROCEEDS                                41,650             49,000             56,350
                                           =========          =========          =========
Estimated Expenses (1)                         2,750              2,750              2,750
Stock Issued to ESOP (2)                       4,165              4,900              5,635
Stock Issued to FHC (3)                        4,878              4,878              4,878
Additional Stock Issued to FMIC                   --                 --              1,000
                                           ---------          ---------          ---------
Net Proceeds                                  29,857             36,472             44,087

Net Income (4)                                 1,424              1,424              1,424
Income on Proceeds (5)                           704                861              1,040
Plus: Minority Interest Income (6)               185                185                185
Less: ESOP Adjustment (2)                        135                159                183
                                           ---------          ---------          ---------
PRO FORMA NET INCOME                           2,178              2,310              2,466
                                           =========          =========          =========
Earnings Per Share                         $    0.58          $    0.52          $    0.48

Book Value                                    38,240             38,240             38,240
Net Proceeds + FHC shares                     34,735             41,350             48,965
                                           ---------          ---------          ---------
PRO FORMA BOOK VALUE                          72,975             79,590             87,205
                                           =========          =========          =========
Book Value Per Share                       $   19.47          $   18.05          $   16.86
                                           ---------          ---------          ---------
ROE                                              3.0%               2.9%               2.8%

PRICE / BOOK                                   57.07%             61.57%             65.76%
PRICE / EARNINGS                               17.21              19.09              20.97
                                           =========          =========          =========

(1) Expenses estimated as 2% of valuation plus $1,500 with a minimum of $2,750.

(2) ESOP adjustment based on 5% pre-tax interest cost, seven year amortization, and 10% of offering.

(3) Assumes 487,790 shares issued to purchase the remaining outstanding shares and options of Franklin.

(4)   Latest Twelve Months' period.

(5)   Assumes Latest Twelve Months' invest yield of 3.63% before taxes.

(6) Minority interest in income of Franklin for the Latest Twelve Months' period.

                                    Exhibits

                         MERCER MUTUAL INSURANCE COMPANY
                  PUBLIC COMPANY ANALYSIS - FINANCIAL CONDITION

                                                                      TOTAL                                             POLICY
                                                        TOTAL         POLICY    SHAREHOLDER'S    MARKET     EQUITY /    RESERVES /
                                            STOCK      ASSETS        RESERVES       EQUITY         CAP       ASSETS     EQUITY
COMPANY                                     SYMBOL      (000)          (000)        (000)         (000)        (%)       (X)
-------                                     ------      -----          -----        -----         -----        ---       ---
Alfa Corporation                            ALFA      2,002,005       986,629       608,844     1,009,893     30.41      1.62
Baldwin & Lyons, Inc.                       BWINB       688,704       330,591       305,942       347,696     44.42      1.08
Commerce Group, Inc.                        CGI       2,729,382     1,715,975       855,926     1,153,580     31.36      2.00
Donegal Group Inc.                          DGICB       536,433       341,763       143,872       150,577     26.82      2.38
EMC Insurance Group Inc.                    EMCI        824,862       478,302       171,093       227,480     20.74      2.80
Erie Indemnity Company                      ERIE      2,651,337     1,220,051     1,101,163     2,621,281     41.53      1.11
Harleysville Group Inc.                     HGIC      2,456,242     1,451,628       648,938       698,350     26.42      2.24
Merchants Group, Inc.                       MGP         282,804       181,819        70,357        46,060     24.88      2.58
Midland Company                             MLAN      1,123,901       579,864       333,984       380,413     29.72      1.74
National Security Group, Inc.               NSEC        111,011        50,994        44,816        36,362     40.37      1.14
Penn-America Group, Inc.                    PNG         394,577       224,864       125,878       175,826     31.90      1.79
Philadelphia Consolidated Holding Corp.     PHLY      1,636,427       903,532       499,486       884,797     30.52      1.81
RLI Corp.                                   RLI       1,876,947     1,171,775       511,414       822,758     27.25      2.29
Selective Insurance Group, Inc.             SIGI      3,308,200     2,124,857       711,998       755,320     21.52      2.98
                                                      ---------       -------       -------       -------     -----      ----
Mean                                                  1,473,059       840,189       438,122       665,028     30.56      1.97
Median                                                1,380,164       741,698       416,735       539,381     30.06      1.91
                                                      ---------       -------       -------       -------     -----      ----

Mercer Mutual                                           111,521        62,524        38,240            NA     34.29      1.64







Source: SNL Financial
Financial results for period ending 6/30/03

                         MERCER MUTUAL INSURANCE COMPANY
                 PUBLIC COMPANY ANALYSIS - FINANCIAL PERFORMANCE

                                                                                                     POLICY
                                                                                                     REVENUE/     NET
                                                                     LTM                             WRITTEN/   PREMIUM
                                                      LTM POLICY   COMBINED      LTM       LTM        TOTAL     AVERAGE
                                           STOCK       REVENUE       RATIO       ROA       ROE       REVENUE    EQUITY
COMPANY                                    SYMBOL       (000)         (%)        (%)        (%)        (%)       (X)
-------                                    ------       -----         ---        ---        ---        ---       ---
Alfa Corporation                            ALFA        509,064      96.94       3.98      13.33      84.16         NA
Baldwin & Lyons, Inc.                       BWINB       125,524      85.43       2.63       5.91      95.31         NA
Commerce Group, Inc.                        CGI       1,321,122     100.58       3.84      11.78      90.63       1.77
Donegal Group Inc.                          DGICB       190,641      97.24       3.14      11.74      91.63       1.48
EMC Insurance Group Inc.                    EMCI        317,545     101.73       2.34      10.95      91.08       2.10
Erie Indemnity Company                      ERIE        178,706         NA       7.67      18.11      16.56         NA
Harleysville Group Inc.                     HGIC        797,007     106.68       1.69       6.30      88.43       1.33
Merchants Group, Inc.                       MGP          70,777     110.45       1.27       5.05      85.80       0.97
Midland Company                             MLAN        610,771     107.44       1.30       4.56      90.31       1.91
National Security Group, Inc.               NSEC         39,277     107.20       2.52       6.01      85.59         NA
Penn-America Group, Inc.                    PNG         135,498      96.05       4.30      13.31      89.31       1.38
Philadelphia Consolidated Holding Corp.     PHLY        501,480      98.37       2.42       6.97      92.78       1.13
RLI Corp.                                   RLI         415,049      94.24       2.78      11.12      90.82       1.08
Selective Insurance Group, Inc.             SIGI      1,052,661     111.96       1.66       7.85      83.34       1.74
                                                        -------     ------       ----       ----      -----       ----
Mean                                                    447,509     101.10       2.97       9.50      83.98       1.49
Median                                                  366,297     100.58       2.58       9.40      89.81       1.43
                                                        -------     ------       ----       ----      -----       ----

Mercer Mutual                                            43,841      99.52       1.34       3.85      95.25       1.15







Source: SNL Financial
Financial results for period ending 6/30/03

                         MERCER MUTUAL INSURANCE COMPANY
                 PUBLIC COMPANY ANALYSIS - MARKET VALUE MEASURES

                                                                        52 WEEK       PRICE/        PRICE/       PRICE/
                                                                         PRICE         LTM           LTM       ESTIMATED     PRICE/
                                   STOCK      CURRENT    PRICING         CHANGE       REVENUE      EARNINGS     EARNINGS      BOOK
COMPANY                            SYMBOL      PRICE       DATE           (%)            (X)         (X)          (X)         (%)
-------                            ------      -----       ----           ---            ---         ---          ---         ---
Alfa Corporation                    ALFA       12.65     08/15/03        (1.62)         1.67        13.46        13.32       165.80
Baldwin & Lyons, Inc.               BWINB      24.50     08/15/03        51.48          2.64        21.49        13.54       117.74
Commerce Group, Inc.                CGI        36.10     08/15/03        (7.46)         0.79        12.32        12.67       134.75
Donegal Group Inc.                  DGICB      15.50     08/15/03        49.72          0.72         9.17         8.16       100.06
EMC Insurance Group Inc.            EMCI       19.85     08/15/03        28.95          0.65        13.06           NA       132.95
Erie Indemnity Company              ERIE       40.90     08/15/03        (3.76)         2.43        16.04        14.50       263.71
Harleysville Group Inc.             HGIC       23.19     08/15/03        (4.63)         0.77        17.98        21.08       107.61
Merchants Group, Inc.               MGP        21.83     08/15/03        (5.09)         0.56        13.39           NA        65.48
Midland Company                     MLAN       21.57     08/15/03         7.27          0.56        27.66        14.38       113.89
National Security Group, Inc.       NSEC       14.74     08/15/03         5.66          0.79        27.29           NA        85.55
Penn-America Group, Inc.            PNG        11.95     08/15/03        23.83          1.16        11.07        12.58       139.60
Philadelphia Consolidated
  Holding Corp.                     PHLY       40.47     08/15/03         6.53          1.64        27.16        15.57       177.18
RLI Corp.                           RLI        32.75     08/15/03        23.56          1.80        16.54        14.56       160.86
Selective Insurance Group, Inc.     SIGI       27.97     08/15/03        16.29          0.60        14.88        13.26       106.07
                                                                          ----          ----        -----        -----       ------
Mean                                                                     13.62          1.20        17.25        13.96       133.66
Median                                                                    6.90          0.79        15.46        13.54       125.34
                                                                          ----          ----        -----        -----       ------







Source: SNL Financial
Financial results for period ending 6/30/03